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Exhibit 5
                             HOGAN & HARTSON L.L.P.
                                Columbia Square
                          555 Thirteenth Street, N.W.
                          Washington, D.C.  20004-1109
                              (tel.) 202-637-5600
                               (fax) 202-637-5901

                               December 19, 1996



Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama  35202


Ladies and Gentlemen:

          We are acting as counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to $216,762,500 in aggregate amount of one or more series of (i) unsecured debt securities (the "Debt Securities"), (ii) preferred shares of beneficial interest (the "Preferred Shares"), (iii) common shares of beneficial interest, $.01 par value (the "Common Shares") or (iv) warrants to purchase Common Shares (the "Common Share Warrants" and, together with the Debt Securities, Preferred Shares and Common Shares, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          We assume that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Trustees of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Declaration of Trust, as amended (the "Declaration
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Board of Trustees
Colonial Properties Trust
December 19, 1996
Page 2


of Trust"), and applicable Alabama law. We further assume that (i) any senior Debt Securities will be issued pursuant to a "Senior Indenture" and any subordinated Debt Securities will be issued pursuant to a "Subordinated Indenture," the forms of which are incorporated by reference as Exhibits 4.4 and 4.5, respectively, to the Registration Statement; and (ii) any Common Share Warrants will be issued under one or more common share warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent").

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. The Declaration of Trust of the Company (the "Declaration of Trust"), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. The forms of Indenture between the Company and the Bank to be named therein, incorporated by reference as Exhibits 4.4 and 4.5, respectively, to the Registration Statement (the "Indentures").

          5. Resolutions of the Board of Trustees of the Company adopted on October 24, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
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Board of Trustees
Colonial Properties Trust
December 19, 1996
Page 3


          This opinion letter is based as to matters of law solely on the Alabama Business Corporation Act and Alabama contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of Alabama). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

          1. When the Registration Statement has become effective under the Securities Act of 1933 (the "Act") and when the Debt Securities have been
     (a) duly established under an Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the Trustee, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, an Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Debt Securities are considered in a proceeding in equity or at law).

          2. When the Registration Statement has become effective under the Act and when a series of the Preferred Shares has been duly authorized and established by applicable Board Action, in accordance with the terms of the Declaration of Trust and applicable law, and, upon issuance and delivery of certificates for such series of Preferred Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will be validly issued, fully paid and non-assessable by the
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Board of Trustees
Colonial Properties Trust
December 19, 1996
Page 4


     Company, with no personal liability attaching to the holders of such shares except as described in the Registration Statement or the applicable Prospectus Supplement under the caption "Description of Preferred Shares -- Shareholder Liability."

          3. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates for Common Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will be validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to the holders of such shares except as described in the Registration Statement or the applicable Prospectus Supplement under the caption "Description of Common Shares of Beneficial Interest -- General."

          4. When the Registration Statement has become effective under the Act and when the Common Share Warrants have been (a) duly established by the related Warrant Agreement, (b) duly authorized and established by applicable Board Action and duly authenticated by the Warrant Agent, and
     (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Share Warrants will constitute binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Common Share Warrants are considered in a proceeding in equity or at law).

          To the extent that the obligations of the Company under an Indenture may be dependent upon such matters, we assume for purposes of this opinion that
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Board of Trustees
Colonial Properties Trust
December 19, 1996
Page 5


the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

          The opinions expressed in Paragraphs (1) and (4) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in Paragraphs (1) and (4), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
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Board of Trustees
Colonial Properties Trust
December 19, 1996
Page 6


          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                                      Very truly yours,


                                                      /s/ Hogan & Hartson L.L.P.

                                                      HOGAN & HARTSON L.L.P.